Exhibit 10.21

                          INVESTMENT SERVICES AGREEMENT

           THIS  AGREEMENT  is  between  SIERRA   INSURANCE   COMPANY  OF  TEXAS
(hereafter "Company"), and SIERRA HEALTH SERVICES, Inc., a Nevada corporation (hereafter "Investment Manager") and is effective as of January 1, 1999.

Whereas, Company is an insurance company with substantial investments; and

Whereas, it would be beneficial for Company to obtain investment services set forth herein subject to the review and ultimate control of its Board of Directors and its appropriate officers; and

Whereas, Investment Manager can supply investment services to Company as described in this Agreement.

Now, therefore, the parties agree as follows:

1.                  INVESTMENT SERVICES

  (a) Investment Manager shall furnish to Company investment services for the Investment Assets (as hereinafter defined) of Company, such services to include the following:

     1. to counsel and advise  Company and its Board of Directors in  connection
with  the  formulation  of  investment   programs  designed  to  accomplish  its
investment objectives; and

     2. to manage the Investment Assets in accordance with the laws applicable to Company and with the investment policies, objectives, directions and guidelines established by the Board of Directors and officers of Company; and

     3. subject to other provisions of this Agreement including but not limited to Section 1(c) of this Agreement, to have full discretion and authority, without prior consultation or prior approval, to buy, sell and otherwise trade in stocks, bonds and other securities and take such other actions which Investment Manager shall deem requisite, appropriate or advisable.

           However, Investment Manager shall not act as custodian of the Investment Assets.

  (b) Investment Manager agrees that it will maintain adequate records relating to the furnishing of investment services under this Agreement, including those with respect to the acquisition and disposition of securities for Company.

  (c) Investment Manager agrees that the investment services it furnishes will be in accordance with (1) Company's general investment policies, objectives and guidelines established from time to time by its Board of Directors and (2) any written instructions given by the Chief Executive Officer or Chief Financial Officer of Company or persons designated by either of them in writing as such written instructions shall be sent from time to time in writing by Company to Investment Manager.

  (d) Investment Assets shall mean all bonds, stocks (exclusive of those of affiliates and subsidiaries), short-term investments and other invested assets (i) reportable as held by Company on Schedules B, BA, C and D in the Investment Reporting System of Company and (ii) any other assets of the Company as Investment Manager and Company may from time to time agree.

2.                  PURCHASE AND SALE OF SECURITIES

     (a) Investment Manager shall place all orders for the purchase and sale of portfolio securities for Company's account with brokers or dealers selected by Investment Manager, which may include a person affiliated with Investment Manager, as the term affiliated person is defined in the Investment Company Act of 1940 (hereafter "Affiliate"). Investment Manager shall seek to execute portfolio transactions on terms which are advantageous to Company. In selecting brokers or dealers to execute transactions, Investment Manager shall use its best efforts to obtain the best price and execution for Company; provided however, with respect to an Affiliate, Investment Manager shall comply with the additional requirements set forth in paragraph 2 (b) below. In evaluating the terms available for executing particular transactions for Company and in selecting brokers and dealers to execute such transactions, Investment Manager may consider, in addition to commission cost, the financial stability and reputation and execution capability of brokers and dealers and the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided by brokers and dealers for the account of Company. Subject to paragraph 2(b) below, Investment Manager is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a Company portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if Investment Manager determines that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be made in terms of either a particular transaction or the overall responsibilities which Investment Manager has with respect to all of the accounts over which it exercises investment discretion.

     (b) Should an Affiliate engage in "agency cross transactions" (as defined in Section 275.206(3)-2 of the Investment Advisers Act of 1940) in which the Affiliate acts as broker for both sides of a transaction and may receive commissions from, and have a potentially conflicting division of loyalties and responsibilities regarding, both parties, or act as principal for its own account coming within the provisions of Section 206 of the Investment Advisers Act of 1940, Company for itself and its subsidiaries and affiliates which are furnished services under this Agreement consent to: (1) such agency cross transactions with such Affiliate, and (2) transactions in which such Affiliate is acting as principal for its own account, so long as more favorable terms are not practically available from another broker or seller as the case may be or so long as the specific transaction is consented to by Company. Company may revoke this consent at any time by giving notice to Investment Manager. In transactions other than agency cross transactions and principal transactions specified above, Investment Manager may select an Affiliate as a broker or dealer to place or execute orders for the purchase or sale of securities pursuant to Investment Manager's authority under this Agreement, so long as the commission rate charged by the Affiliate for such sale or purchase conforms to the requirements of paragraph 2(a) above and is equal to or lower than that charged any of its other customers for like sales or purchases.

     (c) Provided the investment objectives of this Agreement are adhered to, Company agrees that Investment Manager may aggregate sales and purchase orders of Investment Assets with similar orders being made simultaneously for other accounts managed by Investment Manager, if in Investment Manager's reasonable judgment such aggregation shall result in an overall economic benefit to the Investment Assets taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. Company acknowledges that the determination of such economic benefit to Company by Investment Manager
represents   Investment  Manager's  evaluation  that  Company  is  benefited  by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.


3.                  INVESTMENT FEES; EXPENSES

     (a) Company shall pay to Investment Manager a fee equal to the Investment Manager's allocated costs in rendering the services in this Agreement. Allocation shall be made at the end of each calendar quarter and shall be derived from the Investment Manager's costs for such quarter allocated on the basis of the Fair Market Value of the Investment Assets for which services are rendered under this Agreement to the Fair Market Value of all Investment Assets the Investment Manager managed or for which services similar to the services under this Agreement were rendered during such Quarter. The fee shall be payable in arrears 30 days after the end of each calendar quarter in which the Investment Services Agreement is in force.

     (b) Fair Market Value on any date shall mean the fair market value of the Investment Assets as reported in the Company or Investment Manager Investment Reporting System for such date in accordance with the procedures and rules for such Reporting System as audited by the auditors of Company. Quarterly Ending Fair Market Value shall be the Fair Market Value on the last day of any calendar quarter.

  (c) If services rendered hereunder shall commence on a day other than the first day of a calendar quarter or terminate other than on the last day of a calendar quarter, the above fee shall be fairly and equitably prorated.

  (d) Investment Manager shall furnish at its own expense all facilities and administrative, accounting, clerical, statistical, correspondence and other services necessary to supply the investment services required under this Agreement. However, Company shall be responsible for the expenses of: (1) brokerage commissions, issue and transfer taxes and other costs in connection with securities transactions to which Company is a party, including any portion of such commissions attributable to research and brokerage services; (2) taxes payable by Company to federal, state and other governmental agencies, (3) primary record keeping and (4) custodial fees and expenses.

4.                  ULTIMATE CONTROL

           All services furnished under this Agreement shall always be subject to the direction and control of the Board of Directors and the authorized Officers of Company. The Board shall act to approve the investments made in accordance with this Agreement; if the Board acts not to approve any investment made under this Agreement the investment shall be disposed of in as prompt a manner as reasonable. Notwithstanding any other provision of this Agreement, it is understood and agreed that Company reserves the right to direct any action to be taken hereunder on its behalf by Investment Manager.

5.                  NON-EXCLUSIVITY OF SERVICES

           The services of Investment Manager to be provided to Company hereunder are not to be deemed exclusive and Investment Manager shall be free to provide similar services for its own account and the accounts of other persons provided that such services do not materially interfere with its services hereunder.

6.                  LIABILITY; INDEMNIFICATION

           Investment Manager shall be liable to Company for any liability, damages or expenses of Company arising out of the negligence, gross negligence or willful misfeasance of Investment Manager or any of its directors, officers, employees or Affiliates in providing services under this Agreement.

7.                  TERMINATION

           This Agreement may be terminated by either Company or Investment Manager upon notice to the other party sent at least thirty days prior to the date set for termination in such notice; provided further, that in the event of a material breach of this Agreement by the other party, this Agreement may be terminated by Company or Investment Manager upon notice in writing sent at least 10 days prior to the date set for termination in such notice. Company shall pay any investment fees due hereunder, prorated to the date of termination, within ten days following the date of termination.

8.                  NOTICES

           Notices or other writings given or sent under or pursuant to this Agreement shall be in writing and be deemed to have been given or sent if delivered to the party at its address listed below in person or by telex or telecopy or within 2 days of mailing if mailed postage prepaid to such address. The addresses of the parties are:

                    Sierra Insurance Company of Texas
                    2716 North Tenaya Way
                    Las Vegas, Nevada 89128
                    Attention: Chief Financial Officer
                    Telecopy :702 869 2379

                    Sierra Health Services, Inc.
                    2720 North Tenaya Way
                    Las Vegas, Nevada 89128
                    Attention: Chief Financial Officer
                    Telecopy :702 242 7534

           Each party may change its address by giving notice as herein required.

9.                  SOLE INSTRUMENT

           This instrument constitutes the sole and only agreement of the parties to it relating to its object and correctly sets forth the rights, duties, and obligations of each party to the other as of its date. Any prior agreements, promises, negotiations or representations not expressly set forth in this Agreement are of no force or effect.

10.                 WAIVER OR MODIFICATION

           No waiver or modification of this Agreement shall be effective unless reduced to a written document signed by the party to be charged.

11.                 LAW OF TEXAS

           This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

12.                 ASSIGNMENT AND DELEGATION

           No party to this Agreement shall have the right to sell, transfer, delegate, or assign this Agreement, its rights or duties to any person, firm, or corporation at any time during its term and any proposed assignee shall acquire no rights nor be able to assume any obligations unless the written consent of the other party to this Agreement is given before such assignment or delegation takes place. Nevertheless, Investment Manager may appoint other investment advisers as sub advisers for the Investment Assets.

13.                 REPORTS AND RECORDS

           Investment Manager shall provide to Company such oral or written reports as to its services provided under this Agreement as Company shall reasonably require. All records maintained pursuant to this Agreement shall be deemed the property of Company and shall be subject to examination by Company and by persons authorized by it, or by governmental authorities, at all times upon reasonable notice. Except as expressly authorized in this Agreement or directed by the other party in writing, Investment Manager and Company shall keep confidential the records and other information obtained by reason of this Agreement (including, with respect to Company, the investment information and recommendations provided to it by Investment Manager). Upon termination of this Agreement, Investment Manager shall promptly upon demand return to Company all such records, except that Investment Manager may retain one copy in the files of its legal counsel.

14. All references in this Agreement to "days" shall mean calendar not business days.

IN WITNESS WHEREOF the parties hereto execute this Agreement and make it effective on the date set forth above.

                             SIERRA INSURANCE COMPANY  OF TEXAS

                             by__________________________________
                                     J.  Okita
                                     Chief Financial Officer

                             SIERRA HEALTH SERVICES, INC.

                             by__________________________________
                                     P. Palmer
                                     Chief Financial Officer